UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2023

BrightSphere Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38979	47-1121020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 State Street, 13th Floor
Boston, Massachusetts 02109
(617) 369-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BSIG	New York Stock Exchange
4.800% Notes due 2026	BSIG 26	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01    Other Events.

The Board of Directors of BrightSphere Investment Group Inc. (“BSIG”) has authorized the purchase of up to $100 million of the Company’s common stock. Share repurchases are subject to a variety of factors, such as the Company’s stock price, the capital needs of the business, and economic and market conditions and may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, accelerated share repurchase transactions, exchange transactions, or any combination of such methods. The program does not obligate BSIG to repurchase any particular amount of its common stock, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.

ITEM 9.01                                       Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this form to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	December 20, 2023	BRIGHTSPHERE INVESTMENT GROUP INC.

		By:	/s/ Richard J. Hart
		Name:	Richard J. Hart
		Title:	Chief Legal Officer and Secretary